Exhibit 10(e)(xvii)

                             SETTLEMENT AGREEMENT

     This  Settlement  Agreement  is  made  and  entered as of the 18th day of
February, 1997  by and  between Gibson  Greetings, Inc.   ("Corporation")  and
Benjamin J. Sottile ("Executive").

     WHEREAS, Corporation and Executive entered into an Employment Agreement dated April 1, 1993, and

     WHEREAS, Executive's employment terminated on June 15, 1996, pursuant to the provisions of Paragraph 6(d) of said Employment Agreement, and

     WHEREAS, the parties desire to settle all claims relating to Executive's termination and the Employment Agreement,

     NOW, THEREFORE, the parties agree as follows:

     1.The Corporation  shall continue  Executive's base  salary through March
       31, 1998 at the rate of $38,333.34 per month subject to customary withholdings. In the event of Executive's death prior to March 31, 1998, payment of said base salary shall be continued for six full calendar months after death through March, 1998, whichever occurs first; payments in the case of Executive's death shall be made to Executive's widow or if deceased to Executive's estate.

     2.The Corporation forthwith shall pay to Executive the sum of $200,000.00 plus the sum of $34,045.00 for a total of $234,045.00 and both of which are subject to customary withholdings. In partial consideration for this payment, the Executive's participation in all benefit and payment plans of the Corporation, except to the extent specified in Paragraphs 4, 5, 6, and 8 and including, without limitation, incentive compensation, vacation, social club memberships, Pritikin, reimbursement for reasonable business expenses, automobile (except as provided in Paragraph 3), estate planning and financial planning, outplacement services, and any and all other benefits available for management level employees is terminated forthwith with no further payments or reimbursements of any sort to be paid to Executive.

     3.The Executive, within 30 days from the date hereof, shall be entitled to purchase the automobile currently provided to him by the Corporation for the sum of $1.00.

     4.The  Corporation  shall  continue  through  March  31, 1998 Executive's coverage under medical and health benefit plans of the Corporation (as in effect from time to time for management employees) plus the special supplementary plan currently in effect for Executive. In the event of Executive's death prior to March 31, 1998, coverage under this Paragraph 4 shall be continued for Executive's widow through said March 31, 1998.
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     5.The  Corporation  shall  pay  the  $42,000  premium  due  in  1997   on
       Executive's $1,000,000 life insurance policy and shall pay $10,500 of the payment due on said life insurance policy in 1998 provided this obligation shall cease in the event of Executive's death.

     6.The Corporation's contributions to the Corporation's Retirement  Income
       Plan, Makeup Plan, 401(k) match amount, and S.E.R.P. Plan for and on behalf of Executive or substitute arrangements previously discussed with Executive shall be continued through March 31, 1998 or until Executive's death, whichever first occurs. Executive, at his cost, may continue to participate until March 31, 1998 in the Corporation's Voluntary Accidental Insurance Plan.

     7.The Executive by this Agreement hereby resigns, effective immediately, as a member of the Board of Directors of Gibson Greetings, Inc.

     8.The Executive hereby waives and  releases the Corporation from any  and all claims, demands and causes of action which Executive has or may have against the Corporation and including, without limitation, claims, demands and causes of action arising out of his employment by the
       Corporation or out of the Employment Agreement set forth above (specifically including as example claims to options and "golden parachute" rights) and also including, but not limited to, any and all actions for breach of contract, express or implied, wrongful termination in violation of public policy, and all other claims for wrongful termination and constructive discharge, and all other tort claims including, but not limited to, intentional or negligent infliction of emotional distress, negligence, negligent investigation, negligent hiring or retention, defamation, intentional or negligent misrepresentation, fraud, and any and all claims arising under any statute, including but not limited to, the Ohio Fair Employment
       Practice Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Fair Labor Standards Act, Employee Retirement and Income Security Act, Americans with Disabilities Act, 42 USC Section 1981, Family and Medical Leave Act, U.S. and Ohio Constitutions, and any and all other laws and regulations relating to employment termination, employment discrimination or other retaliation, wages, hours, benefits, stock options, compensation, and any and all claims for attorneys' fees and costs, but excepting from this release any and all rights to reimbursement and indemnification to which Executive may be entitled as an officer or director of the
       Corporation  and  which  are  uniformly  applicable  to officers and/or directors. Executive shall reasonably cooperate with Corporation in connection with any and all legal matters in which the Corporation is involved or in which the Executive is involved as a result of his service as an officer or director. Corporation acknowledges that such reimbursement rights include legal fee payments and reasonable expenses in conjunction with shareholder litigation currently pending in the Federal District Court for the Southern District of Ohio, or in connection with any other litigation falling within the reimbursement indemnification rights set forth above.





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     9.The  Employment  Agreement  dated  April  1,  1993  be and it hereby is terminated effectively immediately without further liability of either party thereunder with the exception that Paragraph 8, Noncompetition, shall remain in full force and effect to June 15, 1998 provided such Paragraph 8 shall not be applicable to Executive's employment by a non-greeting card company.

    10.This Agreement contains the entire agreement of the parties with respect to Executive's employment by the Corporation and supersedes any prior or simultaneous agreements between them, whether oral or written.

    11.This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio.

    12.This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by and against the Corporation, its successors and assigns, and against the Executive, his heirs, beneficiaries, and legal representatives.

    13.Executive acknowledges that he has had the opportunity to consult with an attorney prior to signing this Agreement, and that he has been advised and understands that he has twenty-one (21) days in which to consider whether he should sign this Agreement, and he further understands that he has seven (7) days following the date upon which he signs this Agreement to revoke it and that this Agreement will not become effective until after the seven-day period has elapsed.

     IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.



                                      GIBSON GREETINGS, INC. ("Corporation")

                                      BY:/s/ Frank O'Connell
                                         --------------------
                                      Date of Execution:  2/18/97
                                                          ---------


                                      /s/ Benjamin J. Sottile
                                      ------------------------
                                      Benjamin J. Sottile ("Executive")

                                      Date of Execution:  February 18, 1997












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